UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2)).
[ ] Definitive Proxy Statement.
[ ] Definitive Additional Materials.
[X] Soliciting Material Pursuant to ss.240.14a-12.

MADISON COVERED CALL & EQUITY STRATEGY FUND
MADISON STRATEGIC SECTOR PREMIUM FUND
(Names of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

ATTENTION MADISON
CLOSED-END FUND SHAREHOLDERS

Please review the proxy materials posted on our website
www.madisonfunds.com/MSPproxy
www.madisonfunds.com/MCNproxy

Madison Funds are advised by Madison
Asset Management, LLC. Since 1974,
the Madison organization has remained
an independent, employee-controlled
firm committed to Excellence.
Let our solutions work for you.
Madison Asset Management, LLC c/o Alliance Advisors LLC 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003	First Class Mail U.S. Postage PAID S. Hackensack, N.J. Permit No. 989

SHAREHOLDER NOTICE

This is a notice of upcoming Special and Annual Meetings for
Madison Strategic Sector Premium Fund and Madison Covered Call & Equity Strategy Fund
August 18, 2017 & August 22, 2017.

When the materials are available for the upcoming meetings,
please use the links provided below to review the proxy statements.
www.madisonfunds.com/MSPproxy
www.madisonfunds.com/MCNproxy

MSP & MCN's named executive officers and trustees may be deemed to be participants in each Fund's solicitation of proxies for the 2017 Annual Meeting. Information regarding the names and interests of the participants is contained in Schedule 14A filed with the SEC. Shareholders may obtain free copies of the Proxy Statement and other documents filed with the SEC at www.sec.gov or on each Fund's website noted above. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION.